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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                  July 13, 2004
                Date of Report (Date of earliest event reported)



                      THE MAJOR AUTOMOTIVE COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


         Nevada                     000-29182                   11-3292094
         ------                     ---------                   ----------
     (State or other               (Commission                 (IRS Employer
     jurisdiction of               File Number)              Identification No.)
      incorporation)

              43-40 Northern Boulevard, Long Island City, NY 11101
               (Address of principal executive offices) (Zip Code)


      (Registrant's telephone number, including area code): (718) 937-3700


                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events and Regulation FD Disclosure

On July 16, 2004, The Major Automotive Companies, Inc. (the "Company") issued a press release announcing the retention by a special committee of the Board of Directors of the Company of the investment banking firm of Bryant Park Capital, Inc. and the law firm of McDonald Carano Wilson LLP to assist it in assessing Mr. Bendell's proposal. The Company also announced the resignation of Steven Nawi as a director, the appointment Alan A. Pearson as a director and the Chairman of the Company's Audit Committee and compliance with certain Nasdaq rules. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 6.  Resignations of Registrant's Directors.

On July 13, 2004, Steven Nawi resigned as a director of the Company.

The Company's Board of Directors (the "Board of Directors") has elected Alan A. Pearson to fill the vacancy on the Board of Directors due to Mr. Nawi's resignation. Mr. Pearson will also act as Chairman of the Company's Audit Committee.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

         Exhibit No.            Description
         -----------            -----------

         99.1 Press Release of The Major Automotive Companies, Inc. dated July 16, 2004.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2004

                                   THE MAJOR AUTOMOTIVE COMPANIES, INC.



                                   By:  /s/ Bruce Bendell
                                      ----------------------------
                                      Name:   Bruce Bendell
                                      Title:  President, Chief Executive Officer



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